UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2021

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 988-3600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Receivables Facility

On October 29, 2021, ADT LLC (“ADT”) and ADT Finance LLC (“ADT Finance”) entered into an amendment to its Receivables Financing Agreement with Mizuho Bank, Ltd. (as so amended, the “Receivables Financing Agreement”), in connection with the syndication of the advances made thereunder to MUFG Bank, Ltd. and Starbird Funding Corporation (a conduit lender related to BNP Paribas), as additional lenders (the “Additional Lenders”), and an increase to the size of the uncommitted secured lending facility contemplated thereunder from the existing uncommitted capacity of $200 million to a new uncommitted capacity of $400 million, together with certain related amendments, pursuant to amendment and joinder documentation that, among other things, joined the Additional Lenders as parties or beneficiaries under applicable transaction documentation and ratified and confirmed ADT Inc.’s obligations under related performance guaranties to such Additional Lenders.

The foregoing description of the receivables facility, the Receivables Financing Agreement and related amendments does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the First Amendment and Joinder to the Receivables Financing Agreement and the Receivables Sale and Contribution Agreement (the “Amendment”), which is attached to this report as Exhibit 10.1 and incorporated by reference herein. In accordance with Item 601(b)(10) of Regulation S-K, certain private or confidential items have been redacted from the filed copy of the Amendment.

Forward Looking Statements

This filing, and other reports, filings, and other public written and verbal announcements contain certain information that may constitute “forward-looking statements” and therefore are subject to risks and uncertainties. All statements contained in this document that are not clearly historical in nature, including statements regarding the Amendment of the Receivables Purchase Agreement, are forward-looking. Any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking information involves risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements, including without limitation, the risks and uncertainties disclosed or referenced in ADT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this document that looks toward future performance of ADT is based on various factors and important assumptions about future events that may or may not actually occur. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1*

First Amendment and Joinder to the Receivables Financing Agreement and the Receivables Sale and Contribution Agreement, among ADT LLC, ADT Finance LLC, Mizuho Bank, Ltd., MUFG Bank, Ltd., BNP Paribas, and Starbird Funding Corporation, dated as of October 29, 2021

104	Cover page Interactive Data File (embedded with the Inline XBRL document)

*	Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 29, 2021	ADT Inc.

	By:	/s/ Jeffrey Likosar
Jeffrey Likosar
Chief Financial Officer and President, Corporate Development